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                                                                    Exhibit 21.1
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                 SUBSIDIARIES OF SYNOVA HEALTHCARE GROUP, INC.


Synova Healthcare, Inc., A Delaware corporation

Synova Pre-Natal Healthcare, Inc., A Delaware corporation